Exhibit 99.1

ALPHATEC HOLDINGS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I

PURPOSE

The purposes of this Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan (the “Plan”) are to assist Eligible Employees of Alphatec Holdings, Inc., a Delaware corporation (the “Company”) and its Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity that conducts the general administration of the Plan as provided herein. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article 3.

2.2 “Board” shall mean the Board of Directors of the Company.

2.3 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations issued thereunder.

2.4 “Committee” means the committee of the Board described in Article 3.

2.5 “Company” shall mean Alphatec Holdings, Inc., a Delaware corporation.

2.6 “Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

2.7 “Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 3.3(ii).

2.8 “Eligible Employee” shall mean an Employee of the Company or a Designated Subsidiary: (i) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) whose customary employment is for more than twenty hours per week; and (iii) whose customary employment is for more than five months in any calendar year; provided, however, that the Administrator may provide in an Offering Document that (x) Employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code, and/or (y) Employees who have not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), shall not be eligible to participate in an Offering Period. For purposes of clause (i) above, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

2.9 “Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary.

2.10 “Enrollment Date” shall mean the first day of each Offering Period.

2.11 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

2.12 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined by such methods or procedures as may be established from time to time by the Administrator. Unless otherwise determined by the Administrator, the Fair Market Value of a share of Stock as of any given date shall be (a) if Stock is traded on any established stock exchange, the closing price of a share of Stock as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading day immediately prior to such date during which a sale occurred; or (b) if Stock is not traded on an exchange but is quoted on a national market or other quotation system, the last sales price on such date, or if no sales occurred on such date, then on the date immediately prior to such date on which sales price are reported.

2.13 “Offering Document” shall have the meaning given to such term in Section 5.1.

2.14 “Offering Period” shall mean each Offering Period designated by the Administrator in the applicable Offering Document pursuant to Section 5.1.

2.15 “Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.16 “Participant” means any Eligible Employee who has executed a participation agreement and been granted rights to purchase Stock pursuant to the Plan.

2.17 “Plan” shall mean this Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, as it may be amended from time to time.

2.18 “Purchase Date” shall mean the last Trading Day of each Offering Period.

2.19 “Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a share of Stock on the Purchase Date); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a share of Stock on the Purchase Date); provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article 9; provided, further, that the Purchase Price shall not be less than the par value of a share of Stock.

2.20 “Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

2.21 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 9.

2.22 “Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.23 “Trading Day” shall mean any day on which the Stock is actually traded.

ARTICLE III

ADMINISTRATION

3.1 Administrator. The Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”), which Committee shall consist solely of two or more members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 which has been adopted by the Securities and Exchange Commission under the Exchange Act and which Committee is otherwise constituted to comply with applicable law. Appointment of Committee members shall be effective upon acceptance of appointment. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

3.2 Action by the Administrator. A majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and, subject to applicable law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

3.3 Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

(ii) To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.

(iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iv) To amend the Plan as provided in Article 10.

(v) Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

3.4 Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any participation agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to Article 9, the aggregate number of shares of Stock which may be issued pursuant to rights granted under the Plan shall be 350,000 shares. In addition to the foregoing, subject to Article 9, commencing on January 1, 2009, and on each January 1 thereafter during the term of the Plan, the number of shares of Stock which shall be made available for sale under the Plan shall be increased by that number of shares of Stock equal to the least of (a) 1% of the Company’s outstanding shares on such date, (b) 700,000 shares, or (c) a lesser amount determined by the Compensation Committee of the Board. Accordingly, the number of shares of Stock which shall be available for sale under the Plan shall be subject to increase under the preceding sentence only on January 1, 2009 and on each subsequent January 1 through and including January 1, 2017. If any right granted under the Plan shall for any reason terminate without having been exercised, the Stock not purchased under such right shall again become available for the Plan. Notwithstanding anything in this Section 4.1 to the contrary, the number of shares of Stock that may be issued or transferred pursuant to rights granted under the Plan shall not exceed an aggregate of 6,650,000 shares, subject to Article 9.

4.2 Stock Distributed. Any Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury stock or Stock purchased on the open market.

ARTICLE V

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

5.1 Offering Periods. The Administrator may from time to time grant or provide for the grant of rights to purchase Stock of the Company under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator commencing on such dates (each, an “Enrollment Date”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The Administrator shall establish in each Offering Document one or more dates during an Offering Period (the “Purchase Date(s)”) on which rights granted under the Plan shall be exercised and purchases of Stock carried out during such Offering Period in accordance with such Offering Document and the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

5.2 Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):

(i) the length of the Offering Period, which period shall not exceed twenty-seven months;

(ii) the Enrollment Date for such Offering Period;

(iii) the Purchase Date(s) during such Offering Period;

(iv) the maximum number of shares that may be purchased by any Eligible Employee during such Offering Period;

(v) in connection with each Offering Period that contains more than one Purchase Date, the maximum aggregate number of shares which may be purchased by any Eligible Employee on any given Purchase Date during the Offering Period; and

(vi) such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE VI

PARTICIPATION

6.1 Eligibility. Any Eligible Employee who shall be employed on a full-time basis (at least 20 hours per week) by the Company or a Designated Subsidiary for 180 consecutive days on the day prior to the applicable Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article 6 and the limitations imposed by Section 423(b) of the Code.

6.2 Enrollment in Plan. Except as otherwise set forth in an Offering Document, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a participation agreement to the Company prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document), in such form as the Administrator provides. Each such agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the

Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. An Eligible Employee may designate any whole percentage of Compensation which is not less than 1% and not more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 20% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company. A Participant may change the percentage of Compensation designated in his or her participation agreement, subject to the limits of this Section 6.2, or may suspend his or her payroll deductions, or may resume payroll deductions pursuant to a new participation agreement, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document. Any such change, suspension or resumption of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new participation agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article 8. Except as otherwise set forth in an Offering Document, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

6.3 Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Article 8.

6.4 Effect of Enrollment. A Participant’s completion of a participation agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new participation agreement, withdraws from participation under the Plan as provided in Article 8 or otherwise becomes ineligible to participate in the Plan.

6.5 Limitation on Purchase of Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

6.6 Decrease of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6.5, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period.

ARTICLE VII

GRANT AND EXERCISE OF RIGHTS

7.1 Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of shares of Stock specified under Section 5.2(iv) and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of shares of the Company’s Stock as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price. The right shall expire on the last day of the Offering Period.

7.2 Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole shares of Stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. The amount, if any, of accumulated payroll deductions remaining in each Participant’s account after the purchase of shares on each Purchase Date shall be distributed in full to the Participant after such Purchase Date.

7.3 Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of shares of Stock with respect to which rights are to be exercised may exceed (i) the number of shares of Stock that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Stock available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Stock available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Stock are to be exercised pursuant to this Article 7 on such Purchase Date, and shall either (x) continue all Offering Periods then in effect, or (y) terminate any or all Offering Periods then in effect pursuant to Article 10. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

7.4 Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the right or the disposition of the Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Stock by the Participant.

7.5 Conditions to Issuance of Stock. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which the Stock is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the rights, if any; and

(e) The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

7.6 Escrow. Until such time as the Company shall have received shareholder approval of the Plan in order to comply with Section 423 of the Code, any shares of Stock that have been purchased pursuant to the Plan shall be held in escrow by the Company. Promptly following stockholder approval, the Company shall release from escrow and deliver to each Participant all shares of Stock held in escrow pursuant to this Section 7.6. Any securities distributed in respect of the shares of Stock held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner. If shareholder approval has not been obtained on or before September 11, 2008, the Company shall rescind all purchases of Stock pursuant to this Plan by cancelling such stock certificates and delivering to each Participant the purchase price paid for such shares.

ARTICLE VIII

WITHDRAWAL; TERMINATION OF EMPLOYMENT OR ELIGIBILITY

8.1 Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator. All of the Participant’s payroll deductions credited to his or her account during the Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant delivers to the Company a new participation agreement.

8.2 Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

8.3 Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article 8 and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under 12.4, as soon as reasonably practicable and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE IX

ADJUSTMENTS UPON CHANGES IN STOCK

9.1 Changes in Capitalization. Subject to Section 9.3, in the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization, distribution of Company assets to stockholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock, the Administrator shall make such proportionate adjustments, if any, as the Administrator deems appropriate to reflect such change with respect to (i) the aggregate number and type of shares of Stock (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 4.1 and the limitations established in each Offering Document pursuant to Section 5.2 on the maximum number of shares of Stock that may be purchased); (ii) the class(es) and number of shares and price per share of Stock subject to outstanding rights; and (iii) the Purchase Price with respect to any outstanding rights.

9.2 Other Adjustments. Subject to Section 9.3, in the event of any transaction or event described in Section 9.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, and whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions:

(a) To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b) To provide that the outstanding rights under the Plan be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(d) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights which may be granted in the future;

(d) To provide that Participants’ accumulated payroll deductions may be used to purchase Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) terminated; and

(e) To provide that all outstanding rights shall terminate without being exercised.

9.3 No Adjustment Under Certain Circumstances. No adjustment or action described in this Article 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

9.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

ARTICLE X

AMENDMENT, MODIFICATION AND TERMINATION

10.1 Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval by a vote of the holders of the outstanding shares of the Company’s capital stock entitled to vote shall be required to amend the Plan to: (a) change the aggregate number of shares that may be sold pursuant to rights under the Plan under Section 4.1 (other than any adjustment as provided by Article 9); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

10.2 Rights Previously Granted. Except as provided in Article 9 or this Article 10, no termination, amendment or modification may make any change in any right theretofore granted which adversely affects the rights of any Participant without the consent of such Participant, provided that an Offering Period may be terminated, amended or modified by the Administrator if the Administrator determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.

10.3 Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

ARTICLE XI

TERM OF PLAN

The Plan shall be effective on November 7, 2007 (the “Effective Date”). The Plan shall be in effect until the tenth anniversary of the Effective Date, unless sooner terminated under Article 10. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XII

MISCELLANEOUS

12.1 Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2 Rights as a Stockholder. With respect to shares of Stock subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

12.3 Interest. No interest shall accrue on the payroll deductions or lump sum contributions of a Participant under the Plan.

12.4 Designation of Beneficiary.

(a) A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5 Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6 Equal Rights and Privileges. All Eligible Employees of the Company or any Designated Subsidiary will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7 Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8 Reports. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

12.9 No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or to affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10 Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of stock purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (b) within one year after the Purchase Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11 Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

[End of Document]

ALPHATEC HOLDINGS, INC.

350,000 SHARES OF COMMON STOCK

(par value $.0001 per share)

2007 EMPLOYEE STOCK PURCHASE PLAN

PLAN PROSPECTUS

This prospectus relates to shares of common stock of Alphatec Holdings Inc. that may be issued to eligible employees pursuant to the Alphatec Holdings, Inc. 2007 Employee Stock Purchase Plan, which is referred to in this prospectus as the “Purchase Plan.” Through the Purchase Plan, participants may buy our common stock at reduced prices through payroll deductions during each offering period. Offering periods under the Purchase Plan are generally six (6) month periods. The terms and conditions of such purchases, including the purchase prices of the shares of our common stock, are governed by the provisions of the Purchase Plan, and the agreements issued under the Purchase Plan. Alphatec Holdings, Inc. is referred to in this prospectus as “we,” “us,” or “our.” Our common stock is listed on the Nasdaq National Market under the symbol “ATEC.”

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING

SECURITIES THAT HAVE BEEN REGISTERED UNDER

THE SECURITIES ACT OF 1933, AS AMENDED.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our executive offices are located at 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011, and our telephone number at that location is (760) 431-9286.

The date of this prospectus is November 7, 2007.

AVAILABLE INFORMATION

We undertake to provide without charge to each person to whom a copy of this Plan Prospectus is delivered, upon written or oral request, a copy of any and all of the information that has been incorporated by reference in Item 3 of Part II of the Form S-8 Registration Statement filed by the Company with the U.S. Securities and Exchange Commission on November 7, 2007, other than certain exhibits to such documents, relating to the shares covered hereby. These documents are incorporated by reference in this Section 10(a) Prospectus. In addition, we undertake to provide without charge to each participant, upon written or oral request, a copy of the documents required to be delivered pursuant to Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”). Such requests, along with requests for information regarding the Purchase Plan and its administrators, should be directed to Ebun S. Garner, Esq., General Counsel and Vice President, Compliance, Alphatec Holdings, Inc., 2051 Palomar Airport Road, Suite 100, Carlsbad, California 92011.

QUESTIONS AND ANSWERS ABOUT THE

ALPHATEC HOLDINGS, INC.

2007 EMPLOYEE STOCK PURCHASE PLAN

What is the Purchase Plan?

Our Employee Stock Purchase Plan provides employees with the opportunity to acquire shares of our common stock at a discounted price through payroll deductions.

The Purchase Plan allows you to:

•	invest up to 20% of your compensation through payroll deductions, subject to the limitations described below under “Who is Eligible?” and “How Many Shares Can You Buy?”; and

•	purchase our common stock at a discount of 15%.

The common stock to be sold under the Purchase Plan will be newly issued common stock. We will bear all expenses in connection with the administration of the Purchase Plan. All funds received by us under the Purchase Plan may be used for any corporate purpose.

The Purchase Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the “Code,” and is not subject to the provisions of the Employee Retirement Income Security Act of 1974. The Purchase Plan is effective on November 7, 2007 and shall continue until November 6, 2017 unless earlier terminated by our administrator. A total of 350,000 shares of our common stock is presently reserved for issuance under the Purchase Plan. In addition, on January 1, 2009 and on

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January 1 thereafter during the term of the Purchase Plan, the number of shares reserved for issuance under the Purchase Plan will be increased by the lesser of (i) 700,000 shares, (ii) 1% of our outstanding shares of common stock on that date, or (iii) such lesser number determined by the compensation committee of our board of directors.

What Should I Know About This Prospectus?

This prospectus describes the main features the Purchase Plan. However, this prospectus does not contain all of the terms and conditions of the official Purchase Plan document. Accordingly, if there is any difference between the terms and conditions of the Purchase Plan as described in this prospectus and the provisions of the Purchase Plan document, the Purchase Plan document will govern.

What is the Purpose of the Purchase Plan?

The purpose of the Purchase Plan is to provide an opportunity for our employees to purchase shares of our common stock and thereby to have an additional incentive to contribute to the prosperity of our company.

Who Administers the Purchase Plan?

The Purchase Plan is administered, at our expense, by our compensation committee of our board of directors. All questions of interpretation or application of the Purchase Plan are determined by the compensation committee, whose decisions are final and binding upon all participants. The administrator of the Purchase Plan has final authority to interpret any provision of the Purchase Plan.

How Does the Purchase Plan Work?

Under the Purchase Plan, we will grant each eligible employee a nontransferable right to purchase shares of our common stock. Through the Purchase Plan, you may buy our common stock at reduced prices. Your purchase price is 85% of our common stock’s fair market value on the last trading day of the offering period.

The Purchase Plan is implemented by “offering periods,” which are six-months in length (except for the initial offering period).

The first offering period under the Purchase Plan will commence on November 30, 2007 and will end on May 15, 2008. Each subsequent offering period will be approximately six months long and commence on (1) any November 16 and ending on the subsequent May 15 and (2) any May 16 and ending on the subsequent November 15. The share price is calculated and shares are purchased for you on the purchase dates.

“Purchase dates” will be set as the last trading day in each six-month offering period, and will generally occur on May 15 and November 15 (or the immediately preceding day on which our stock is actively traded, if not actively traded on the relevant May 15 or November 15).

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Subject to the eligibility requirements described below under “Who is Eligible?” and completion of all required enrollment documentation, an employee will be able to participate in the Purchase Plan on the first day of the first offering period beginning on or after the date on which such employee becomes eligible to participate in the Purchase Plan. As an example, for an employee who is hired on November 1, the employee will be able to enroll in the Purchase Plan on May 15, the first day the first offering period beginning after the date the employee became eligible to participate in the Purchase Plan.

Who is Eligible?

You are eligible to participate in the Purchase Plan in an offering period if you are an employee regularly scheduled to work for us more than twenty hours per week and more than five months in any calendar year and have been continuously employed as an employee for six months as of the enrollment date for an offering period. Directors are not eligible to participate in the Purchase Plan unless they are also employees.

Employees who choose not to participate or are not eligible to participate at the start of an offering period but who become eligible thereafter may enroll in any subsequent offering period.

However, you may not participate in the Purchase Plan if, immediately after the first day of any six-month offering period, you own 5% or more of our outstanding stock or the outstanding stock of any of our subsidiaries or parent corporations. For the purpose of determining the stock ownership, each employee shall be considered as owning the stock owned, directly or indirectly, by such employee’s brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

In addition, your right to buy our common stock under the Purchase Plan may not accrue at a rate in excess of $25,000 of the fair market value of such shares (determined as of the first day of the Offering Period) per calendar year for each calendar year in which such offering period is outstanding.

The administrator may also impose additional eligibility requirements from time to time under the Purchase Plan.

How do You Enroll?

You may enroll in the Purchase Plan by submitting a completed subscription agreement prior to any enrollment date in accordance with the procedures we establish. In general, the enrollment date will be November 16, May 16 and November 30, 2007 (in the case of the Initial Offering Period) (or, if those dates are not trading days, the first trading day thereafter) for the offering periods which begin on those dates. Your subscription agreement will remain in effect for successive offering periods unless it is revised or revoked by you or you become ineligible to participate in the Purchase Plan.

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If You Decide Not to Enroll Right Now, Will You Have Another Opportunity?

Yes. You may enroll before the start of any subsequent offering period in which you are an eligible employee during which the Purchase Plan is in effect.

How Much May You Contribute?

You may contribute through payroll deductions up to 20% of your eligible compensation. For this purpose, eligible compensation means your gross base compensation that is received by you as compensation for services to the Company or any designated subsidiary, including sales commissions but excluding overtime payments, incentive compensation, bonuses, expense reimbursements, fringe benefits and other special payments.

After you authorize us to deduct a certain percentage of your compensation for the purchase of shares under the Purchase Plan, we will make such deductions from your paycheck each pay period during an offering period and hold the accumulated amounts in a bank account until the completion of the offering period. You will not receive any interest on the amounts of your compensation that we accumulate for the purchase of shares under the Purchase Plan.

May You Make a Cash Contribution to the Purchase Plan in Addition to Your Payroll Deduction?

No.

Do You Automatically Own a Share of Our Common Stock as Soon as Its Cost Has Been Deducted from Your Compensation?

No. The stock is actually purchased only two times each year, on each purchase date. You must be employed by us on the purchase date for the stock to be purchased for you.

What Price Will You Pay?

The purchase price will be a designated percentage - currently 85% of the fair market value of our common stock on the last trading day of the offering period.

The fair market value is determined by our board of directors as provided in the Purchase Plan, but generally is the closing sale price of our common stock on the Nasdaq National Market on the trading day for which fair market value is being determined.

How Many Shares Can You Buy?

You may purchase up to a maximum of 2,750 shares of our common stock during each offering period. When the purchase date arrives and your purchase price is calculated, if your payroll contributions would allow you to purchase more than 2,750 shares, then your excess payroll contributions will be paid to you in cash in a lump sum as soon as reasonably practicable following the end of the offering period.

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Within this limit, the number of shares purchased depends on the fair market value of our common stock on the last trading day of the offering period and the total amount of your accumulated payroll deductions at the end of the offering period. On the last day of the offering period, your accumulated contributions will be used to purchase whole shares at the purchase price.

You cannot buy a fraction of a share. Any cash remaining to buy less than a whole share will be distributed to you at the end of the offering period.

Example: If the fair market value on the purchase date is $12.00, then the purchase price is $10.20 (85% of $12.00). If your payroll deductions for the offering period amount to $300.00, you would be able to purchase 29 shares (300 ÷ 10.20). The balance of $4.20 would be distributed to you at the end of the offering period.

If the number of shares to be purchased exceeds either the number of shares available under the Purchase Plan on an offering or the purchase date, then the available shares will be allocated among the participants on a pro rata basis.

May You Begin Participating in the Middle of an Offering Period?

No. Employees who choose not to participate in an offering period or who are not eligible to participate at the start of an offering period may enroll in any subsequent offering period if they are eligible to participate at that time. Except for the initial offering period, offering periods under the Purchase Plan begin on each November 16th and May 16th.

May You Increase or Decrease Your Payroll Deductions During an Offering Period?

Yes. You may increase or decrease your rate of contributions prior to the purchase dates by completing and filing a Notice of Change or Withdrawal form with us, authorizing the change in the rate of deductions. Also, you may withdraw from participation at any time by completing a Notice of Change or Withdrawal form, which means that no more payroll deductions will occur and your prior payroll deductions in that offering period will be returned to you. Any change will be effective five business days after the receipt of the form.

May You Withdraw From the Purchase Plan at Any Time?

Yes. If you find it necessary to withdraw from the Purchase Plan, simply complete a Notice of Change or Withdrawal form and submit it to us. The change will be effective five business days after the receipt of the form. Your payroll deductions will stop, and you will be issued a check for the balance in your account within a reasonable time period. If you do withdraw from the Purchase Plan, you cannot rejoin until the next offering period.

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What happens if Shares of Stock are Purchased Pursuant to the Purchase Plan Prior to Obtaining Shareholder Approval?

Until our shareholders approve the Purchase Plan, we will hold in escrow any shares of common stock that have been purchased under the Purchase Plan. After the shareholders approve the Purchase Plan, we will release the shares from escrow and deliver them to each participant. Any securities distributed in respect of the shares of common stock held in escrow including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner. If we do not obtain shareholder approval on or before September 11, 2008, we will rescind all purchases of stock under the Purchase Plan by cancelling the stock certificates and returning the purchase price to each participant.

What Happens to the Shares Purchased?

As soon as practicable after each purchase date, our transfer agent will make an entry on its books and records indicating the shares of common stock purchased by you on that purchase date (using the total payroll deductions credited to your account under the Purchase Plan). The shares will be duly issued to you if you wish to hold your shares in certificate form.

What Records Will You Receive Regarding Your Account?

At the end of each offering period, you will receive a report indicating the number of shares purchased on your behalf for that offering period and the purchase price paid per share. You will also be able to access your account on-line and by phone after the end of your first offering period.

Do You Receive Interest on Your Payroll Deductions?

No.

What Happens if You Go on a Leave of Absence?

If at any time you cease to have continuous status as our employee prior to the last day of an offering period, for any reason including retirement or death, you will be withdrawn from the Purchase Plan and the payroll deductions accumulated in your account will be returned to you, unless your right to employment is guaranteed by contract or statute. You may rejoin the Purchase Plan on your return to active employee status by filing a new subscription agreement through the normal enrollment process. Continuous status shall not be considered interrupted in the case of a leave of absence that we have agreed to in writing, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

If you do not maintain continuous status as an employee for at least 20 hours per week during the offering period, you will be deemed to have withdrawn from the Purchase Plan, your contributions will be returned to you and your option to participate terminated.

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What Happens if there is a Stock Split, Stock Dividend, or Other Change Affecting Our Common Stock?

In the event of any increase or decrease in the number of shares of our common stock resulting from a stock dividend, combination or exchange of shares, merger, consolidation, spin-off, recapitalization distribution of our assets to stockholders (other than normal cash dividends), or any other corporate event affecting our common stock or its share price, the administrator shall make such proportionate adjustments, if any, as the administrator deems appropriate to reflect such change with respect to (1) the aggregate number and type of shares of stock that may be issued under the Purchase Plan; (2) the class(es) and number of shares subject to outstanding rights; and (3) the purchase price with respect to any outstanding rights.

The Purchase Plan also provides that in the event of any of the changes affecting our common stock as described above, or any other unusual or nonrecurring transactions or events affecting us, or our financial statements, or changes in applicable laws, regulations or accounting principles, and whenever the administrator determines that such action is appropriate in order to prevent the dilution or enlargement of benefits or potential benefits made available under the Purchase Plan, to facilitate transactions or events or to give effect to such changes in laws, regulations or principles, the administrator is authorized to provide for termination, replacement or substitution of the rights, or to adjust the number or types of stock subject to the Purchase Plan, all as set forth in the Purchase Plan.

Can the Purchase Plan be Amended?

Yes, the administrator may amend the Purchase Plan, except that certain amendments such as an increase in the number of shares available for issuance under the Purchase Plan may require stockholder approval. Termination, modification or amendment may not adversely affect rights previously granted to you without your consent. However, an offering period may be terminated, amended or modified by the administrator if the administrator determines that such action is in our best interests or those of the stockholders.

Can Your Rights to Purchase Stock with Payroll Deductions be Assigned to Anyone Else?

No. Neither payroll deductions credited to your account nor any rights with to purchase shares under the Purchase Plan may be assigned, transferred, pledged or otherwise disposed of in any way other than by will, the laws of descent and distribution or as otherwise expressly provided in the Purchase Plan. We will consider any such attempt to be an election to withdraw from the Purchase Plan.

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Are There Restrictions on Resale of the Shares?

Provided there is an effective registration statement, which is not the subject of any stop order, registering the issuance of shares under the Purchase Plan, shares of our common stock received under the Purchase Plan may be resold freely, except if the participant is deemed to be an “affiliate” of the company within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). Generally, for these purposes, an employee who is not an officer or director of the company would not be an affiliate of the company and would not be subject to any applicable limitations on sales by affiliates.

If an employee is deemed to be an “affiliate” of us, such employee may sell shares acquired under the Purchase Plan only if either such shares have been registered by the Company under the Securities Act by the filing and effectiveness of a registration statement on an available form covering the resale of such shares by such employee, or an exemption from registration under the Securities Act is available. Rule 144, which contains limitations on the amount of shares that may be sold and the selling prices thereof, is such an exemption. We do not intend to register for reoffer and resale the shares acquired by affiliates under the Purchase Plan, and therefore affiliates will need to rely on Rule 144 or another exemption, if available, for such reoffer and resale.

In the case of unregistered shares, we are not required to issue the shares to be purchased unless and until (a) the person who will receive the shares warrants to us that he or she is acquiring such shares for his or her respective account, for investment, and not with a view to, or for sale in connection with, the distribution of any such shares in violation of the Securities Act or other applicable laws, and (b) at the discretion of the administrator, we receive an opinion of our counsel that the shares may be issued in compliance with the Securities Act without registration thereunder.

Please note that both the federal securities laws and our policy prohibit transactions in our stock at a time when the employee may be in possession of material information about us that has not been publicly disclosed. This also applies to members of an employee’s household as well as all others whose transactions may be attributable to the employee.

Material information, in short, is any information which could affect the stock price. Either positive or negative information may be material. Once a public announcement has been made by the Company, a Participant should wait until the information has been adequately disseminated to the public before trading in the Company’s stock. Generally, information regarding relatively simple matters, such as earnings results, will be deemed to have been adequately absorbed by the marketplace by the second business day after its release, e.g. announcement on Monday, trade on Wednesday; announcement on Friday, trade on Tuesday.

For more complex matters, such as a prospective major acquisition, it may be necessary to allow additional time for the information to be digested by the investors. Under such circumstances before trading, you should consult with Ebun S. Garner, Esq., the Company’s General Counsel and Vice President, Compliance or, in his absence, the Company’s counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

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TAX INFORMATION

The discussion below summarizes the federal income tax consequences of the grant, purchase, sale and other disposition of shares of stock under an employee stock purchase plan, as defined in Section 423 of the Code.

This summary is not intended to be exhaustive and does not discuss the tax consequences of your death or the provisions of any income tax laws of any municipality, state or foreign country in which you may reside. You should consult your own tax advisor regarding the taxation of your transactions in shares of our common stock purchased through the Purchase Plan.

First Day of the Offering Period

You are not taxed when you begin participating in employee stock purchase plans at the beginning of an offering period and when your payroll deductions begin.

Date of Purchase of Stock

You are not taxed when shares are purchased for you at the end of each offering period, even though your purchase price will be 85% of the fair market value of our common stock on the last trading day of the applicable offering period.

Date of Sale of Shares

If you sell your shares more than two years after the beginning of the offering period and more than one year after the purchase date — the combination of these holding periods are referred to in this prospectus as the Statutory Holding Periods — then:

•

At the time you sell the shares, any gain up to 15% of the market value of the shares at the beginning of the offering period is taxable to you as ordinary income, and any further gain is taxable as long-term capital gain.

•	Any loss is treated as long-term capital loss, and you will have no ordinary income.

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Example:

Purchase price	$1,020
Fair market value at beginning of offering period	$1,200
Sale price	$1,800
Total gain	$780
Ordinary income	$180	(15% of $1,200)
Capital gain	$600	($780 less $180)

However, if you sell your shares before the end of the Statutory Holding Periods:

•	At the time you sell the shares, the difference between your purchase price and the fair market value of the shares on the purchase date is taxable to you as ordinary income.

•	The difference between the amount you receive on the sale of the shares and the fair market value of the shares on the purchase date is taxable to you as capital gain or loss.

Example

Purchase price	$1,020
Fair market value at purchase date	$1,600
Sale price	$1,800
Total gain	$780
Ordinary income	$580	($1,600 less $1,020)
Capital gain	$200	($780 less $580)

Tax Deduction for Us

If you sell your shares before the end of the Statutory Holding Periods, we are entitled to a tax deduction corresponding to the ordinary income you recognize under the rules discussed above. At any time, we may, but will not be obligated to, withhold from your compensation the amount necessary for us to meet any applicable withholding obligations.

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Disposition Other than Sale

If you give away or otherwise dispose of your shares before the end of the Statutory Holding Periods, the difference between your purchase price for the shares and their fair market value on the date of purchase is taxable to you as ordinary income. If you give away or otherwise dispose of the shares after the Statutory Holding Periods have elapsed, an amount up to 15% of the market value of the shares calculated at the beginning of the offering period is taxable to you as ordinary income.

ANNUAL REPORT

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2006, and subsequent Annual Reports will be furnished to all Participants.

MISCELLANEOUS

The Transfer Agent and Registrar for the Common Stock is Mellon Investor Services of Los Angeles, California.

LEGAL OPINION

The legality of the Common Stock offered hereby has been passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, counsel for the Company.

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